UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue

New York, New York 10003

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets.

On October 22, 2015, Ark Restaurants Corp (the “Company”), through its wholly-owned subsidiaries Ark Shuckers, LLC, Ark Shuckers Real Estate, LLC, and Ark Island Beach Resort LLC completed a purchase of assets. The Company funded the purchase with a term loan from its existing lender, described below, and from cash on hand.

Ark Shuckers Real Estate LLC purchased six condominium units in the Island Beach Club located in Jensen Beach, Florida. Four of the units are commercial and contain a 9,000 square foot restaurant, bar and gift shop and a 3,000 square foot oceanfront patio bar. The other two units are residential. Those units are included in a hotel rental pool. The purchase price was $3,600,000.

Ark Shuckers LLC purchased the assets of the Shuckers restaurant. The purchase price was $1,600,000.

Ark Island Beach Resort LLC purchased the management company that handles the rental pool for those units under lease with Island Beach Resort, Inc. (as assigned to Ark Island Beach Resort LLC). The purchase price was $450,000.

Bank Hapoalim B.M. made a loan to Ark Restaurants Corp. as the sole member of each of the above entities for $5,000,000, the proceeds of which were used to purchase the above three assets.

Item 1.01 Entry Into a Material Definitive Agreement.

Term Facility

On October 21, 2015, the Company entered into a Credit Agreement (Term Facility) with Bank Hapoalim B.M. (the “Bank”). The term loan is evidenced by a promissory note (the “Term Note”) in favor of the Bank in the amount of $5,000,000.00 and matures on October 21, 2020. Interest shall accrue at an annual rate equal to LIBOR plus 3.5% per year.

The principal amount of the Term Note is due and payable in consecutive monthly installments of $83,333.00 with the balance payable on Maturity.

The term loan is secured by a senior secured interest in all of the Company’s and the above listed subsidiary entities’ personal and fixture property, but generally not in any directly held investment property or general intangibles.

The term loan financing closed on October 22, 2015.

Revolving Facility

On October 21, 2015, the Company also entered into a Credit Agreement (Revolving Facility) with Bank Hapoalim B.M. (the “Bank”) which expires on October 21, 2017. Borrowings under the Revolving Facility will be evidenced by a promissory note (the “Revolving Note”) in favor of the Bank in the amount of up to $10,000,000.00 and will be payable over five years with interest at an annual rate equal to LIBOR plus 3.5% per year.

Borrowings under the Revolving Facility are secured by a senior secured interest in all of the Company’s and several of its subsidiaries’ personal and fixture property, but generally not in any directly held investment property or general intangibles.

The revolving loan financing closed on October 22, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

10.1.	Commercial Contract Agreement dated as of August 10, 2015 by and between Ark Shuckers Real Estate LLC and D. C. Holding Company, Inc.

10.2.	Rider to Commercial Contract Agreement dated as of August 10, 2015 by and between Ark Shuckers Real Estate LLC and D.C. Holding Company, Inc.

10.3.	Restaurant Asset Purchase Agreement dated as of August 10, 2015 by and between Ark Shuckers LLC and Ocean Enterprises, Inc.

10.4.	Management Purchase Agreement dated as of August 10, 2015 by and between Ark Island Beach Resort LLC and Island Beach Resort, Inc.

10.5.	Credit Agreement (Term Facility) between the Company and Bank Hapoalim B.M. issued as of October 21, 2015.

10.6.	Term Promissory Note issued by the Company in favor of Bank Hapoalim B.M. on October 21, 2015.

10.7.	Credit Agreement (Revolving Facility) between the Company and Bank Hapoalim B.M. issued as of October 21, 2015.

10.8.	Form of Revolving Promissory Note issued by the Company in favor of Bank Hapoalim B.M. on October 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
	Name:	Michael Weinstein
	Title:	Chief Executive Officer

Date: October 28, 2015